MASTR 03-11, Group 9

		Collateral
Balance	WAC	WAM	Age	NWAC
$257,466,529.40	5.8	358	2	5.25

Pay rules:

1)

Pay A7 it's priority (shift sched + unsched principal).

2)

Pay concurrently:

26.42049808% to the A3 until 0

73.57950192% prorata to the A1, A2 until 0

3)

Pay A4, A5, A6 until 0

4)

Pay A6 and A8, pro-rata, until retired;

4)

Pay A7 w/o regards to priority until 0

A6  and A8 are accrual bond.  Their accretion is paid to the A4, A5, in that order